Exhibit 99.2

Pro Forma Condensed Combined Financial Statements

(Unaudited)

(in thousands, unless otherwise noted)

The following unaudited pro forma condensed combined statement of operations gives effect to the June 2012 acquisition by Solar Power, Inc., of Solar Green Technology S.p.A., and its subsidiaries, (“SGT”) in a transaction to be accounted for as a transaction between entities under common control due to the fact that both Solar Power, Inc. and SGT are subsidiaries of a common parent, LDK Solar Co., Ltd. (LDK).

The historical financial information of SGT was prepared in accordance with Italian Accounting Principles that are consistent with the Italian Civil Code and prepared in Euros. The unaudited pro forma financial statements of SGT include adjustments to convert the basis of the financial statements from accounting principles generally accepted in Italy (“Italian GAAP”) to U.S. generally accepted accounting principles (“U.S. GAAP”) and to translate the Euro amounts into U.S. dollars. Refer to Note 2, below, and Note 23 of the Audited Financial Statements of SGT (filed as exhibit 99.1 of this Current Report on Form 8-K/A) for a discussion relating to the nature and effect of the differences between Italian GAAP and U.S. GAAP.

In accordance with ASC Topic 805, Business Combinations, the unaudited interim consolidated financial statements of Solar Power, Inc., as presented in the Form 10-Q for the second quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on September 14, 2012, reflect the combination of Solar Power, Inc. and SGT for all periods presented during which both entities were under the common control of LDK. LDK obtained a controlling interest in SGT on July 20, 2009. LDK obtained a controlling interest in Solar Power, Inc. on March 31, 2011. As such, the Company recognized the assets and liabilities of SGT (the accounting receiving entity) at their historical carrying values in accordance with U.S. GAAP and has recast the assets and liabilities of the legacy Solar Power, Inc. entity (the transferring entity) to reflect the carrying values of the parent, LDK, which were stepped up to fair value on March 31, 2011 upon LDK obtaining a controlling interest in Solar Power, Inc. The period from January 1, 2011 through March 31, 2011 represents SGT’s financial results only, given that it is the predecessor entity in the transaction. Upon LDK acquiring its controlling interest in Solar Power, Inc. on March 31, 2011, the equity of the new reporting entity for the combined financial statements of Solar Power, Inc. and SGT reflects the Preferred and Common Stock of Solar Power, Inc. and associated additional paid-in capital and SGT’s retained earnings (accumulated deficit) and foreign currency translation at March 31, 2011. Adjustments to eliminate the capital share accounts of SGT were recorded to additional paid-in capital. At the closing of the transaction on June 27, 2012, the Company incurred a liability, recorded in accrued liabilities, related party, in the condensed consolidated balance sheet as of June 30, 2012, representative of the consideration for the full purchase price, to be transferred in July 2012. Given the accounting requirements of a transaction between entities under common control, the offset of the accrued liability was recorded to additional paid-in capital.

For the pro forma condensed combined balance sheet as of December 31, 2011, and the pro forma condensed combined interim statement of operations for the six months ended June 30, 2012, refer to the Solar Power, Inc. Form 10-Q for the second quarter ended June 30, 2012. The pro forma condensed combined Statement of Operations for the year ended December 31, 2011, and the notes thereto are included herein.

The unaudited pro forma condensed combined statement of operations is based on the individual historical consolidated statements of operations of Solar Power, Inc. and SGT for the year ended December 31, 2011 giving effect to the acquisition as if it occurred on January 1, 2011, including adjustments for twelve months of amortization of intangible assets that arose from the acquisition of a controlling interest in Solar Power, Inc. by LDK on March 31, 2011. The pro forma statement of operations reflects only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma consolidated statement of operations reflects adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (1) Solar Power, Inc.’s annual report on Form 10-K, including the audited consolidated financial statements for the year ended December 31, 2011, and the notes relating thereto, (2) SGT’s audited consolidated financial statements as of and for the years ended December 31, 2011 and 2010, and the notes relating thereto, and (3) the Solar Power, Inc. Form 10-Q for the second quarter ended June 30, 2012, including the unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2012.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2011

(In thousands, except for share data)

	Solar Power, Inc.	Solar Green Technology (U.S. GAAP)	Pro Forma Adjustments (1)	Pro Forma Combined

Net sales:
Net sales	$90,169	$31,161	$—	$121,330
Net sales, related party	12,903	6,063	—	18,966

Total net sales	103,072	37,224	—	140,296

Cost of goods sold:
Cost of goods sold	77,676	28,194	—	105,870
Cost of goods sold, related party	12,561	4,706	—	17,267

Total cost of goods sold	90,237	32,900	—	123,137

Gross profit	12,835	4,324	—	17,159
Operating expenses:
General and administrative	7,161	599	714	8,474
Sales, marketing and customer service	3,018	1,381	—	4,399
Engineering, design and product management	657	1,437	—	2,094
Impairment charge	400	—	—	400

Total operating expenses	11,236	3,417	714	15,367

Operating income (loss)	1,599	907	(714)	1,792
Other income (expense):
Interest expense	(1,517)	(466)	—	(1,983)
Interest income	185	25	—	210
Other income, net	(469)	—	—	(469)

Total other expense	(1,801)	(441)	—	(2,242)

Income (loss) before income taxes	(202)	466	(714)	(450)
Provision for (benefit from) income taxes	259	(74)	—	185

Net income (loss)	$(461)	$540	$(714)	$(635)

Net loss per common share
Basic and diluted	$(0.00)			$(0.00)

Weighted average number of common shares used in computing per share amounts
Basic and diluted	141,246,766			141,246,766

See accompanying notes to the pro-forma condensed combined statement of operations.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, unless otherwise noted)

Note 1 — Basis of Presentation

On June 27, 2012, Solar Power, Inc. entered into an Acquisition and Stock Purchase Agreement dated as of June 25, 2012 (the “SGT Agreement”) with the shareholders of Solar Green Technology S.p.A., and its consolidated subsidiaries, (collectively “SGT”). Under the SGT Agreement, Solar Power, Inc. acquired 100% of the issued and outstanding shares of SGT from SGT shareholders in exchange for €5.0 million (approximately $6.3 million U.S. Dollars) in cash and common stock of the Solar Power, Inc. (the “Purchase Price”).

The shareholders of SGT consisted of LDK Solar Europe Holding S.A (“LDK Europe”) and the two founders of SGT. LDK Europe, through its 70% ownership of the outstanding common stock of SGT, controlled SGT prior to the close of the transaction. In July 2012, Solar Power, Inc. issued 9,771,223 shares of its Common Stock to LDK Europe and 1,814,655 shares of its Common Stock to each of the two founders of SGT. In addition, Solar Power, Inc. agreed to pay each of the two founders €100,000 in cash. The amount of shares of Common Stock that were issued under the SGT Agreement were determined by calculating the amount of the purchase price payable to each shareholder divided by the daily volume-weighted average price of the Common Stock for each of the 90 trading days prior to June 11, 2012.

LDK Europe is the wholly owned subsidiary of LDK, which owned approximately seventy percent (70%) of the issued and outstanding common stock of the Company prior to and after the date of the acquisition of SGT. In addition, Mr. Xiaofeng Peng and Mr. Jack Lai are directors of both Solar Power, Inc. and LDK Europe.

The historical financial information of SGT was prepared in accordance with Italian Accounting Principles that are consistent with the Italian Civil Code and prepared in Euros. The unaudited pro forma financial statements of SGT include adjustments to convert the basis of the financial statements from accounting principles generally accepted in Italy (“Italian GAAP”) to U.S. generally accepted accounting principles (“U.S. GAAP”) and to translate the Euro amounts into U.S. dollars. Refer to Note 2, below, and Note 23 of the Audited Financial Statements of SGT (filed as exhibit 99.1 of this Current Report on Form 8-K/A) for a discussion relating to the nature and effect of the differences between Italian GAAP and U.S. GAAP.

In accordance with ASC Topic 805, Business Combinations, the unaudited interim consolidated financial statements of Solar Power, Inc., as presented in the Form 10-Q for the second quarter ended June 30, 2012, as filed with the Securities and Exchange Commission on September 14, 2012, reflect the combination of Solar Power, Inc. and SGT for all periods presented during which both entities were under the common control of LDK. LDK obtained a controlling interest in SGT on July 20, 2009. LDK obtained a controlling interest in Solar Power, Inc. on March 31, 2011. As such, the Company recognized the assets and liabilities of SGT (the accounting receiving entity) at their historical carrying values in accordance with U.S. GAAP and has recast the assets and liabilities of the legacy Solar Power, Inc. entity (the transferring entity) to reflect the carrying value of the parent, LDK, which were stepped up to fair value on March 31, 2011 upon LDK obtaining a controlling interest in Solar Power, Inc. The period from January 1, 2011 through March 31, 2011 represents SGT’s financial results only, given that it is the predecessor entity in the transaction. Upon LDK acquiring its controlling interest in Solar Power, Inc. on March 31, 2011, the equity of the new reporting entity for the combined financial statements of Solar Power, Inc. and SGT reflects the Preferred and Common Stock of Solar Power, Inc. and associated additional paid-in capital and SGT’s retained earnings (accumulated deficit) and foreign currency translation at March 31, 2011. Adjustments to eliminate the capital share accounts of SGT were recorded to additional paid-in capital. At the closing of the transaction on June 27, 2012, the Company incurred a liability, recorded in accrued liabilities, related party, in the condensed consolidated balance sheet as of June 30, 2012, representative of the consideration for the full purchase price, to be transferred in July 2012. Given the accounting requirements of a transaction between entities under common control, the offset of the accrued liability was recorded to additional paid-in capital.

In accordance with guidance for pro forma financial statements, we are presenting the as-if-combined results of Solar Power, Inc. and SGT as if they were combined on January 1, 2011, including adjustment (1), above, reflecting twelve months of amortization of intangible assets that arose from the acquisition of a controlling interest in Solar Power, Inc. by LDK on March 31, 2011.

Note 2 — Italian GAAP to U.S. GAAP Adjustments and Foreign Currency Translation

The following table reflects the adjustments made to the SGT consolidated statement of income for the year ended December 31, 2011 to convert from Italian GAAP to U.S. GAAP, In addition, the Euro based consolidated income statement for SGT for the year ended December 31, 2011 converted to U.S. GAAP has been translated to U.S. dollars using a historic exchange rate. The average historic spot rate for the year ended December 31, 2011 was $1.399 per Euro. A reader of this pro forma financial information should not construe this translation as representations by the Company that the real amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

	Solar Green Technology (Italian GAAP) (Euros)	U.S. GAAP Adjustments (Euros)		Solar Green Technology (U.S. GAAP) (Euros)	Translation Adjustment (Euro x 1.399)	Solar Green Technology (U.S. GAAP) (U.S. Dollars)
Net Sales
Net sales	26,193	(3,919)	A	22,274	8,887	$31,161
Net sales, related party	—	4,334	B	4,334	1,729	6,063

Total net sales	26,193	415		26,608	10,616	37,224

Cost of goods sold
Cost of goods sold	26,612	(6,459)	A, C	20,153	8,041	28,194
Cost of goods sold, related party	—	3,364	B	3,364	1,342	4,706

Total cost of goods sold	26,612	(3,095)		23,517	9,383	32,900

Gross profit (deficit)	(419)	3,510		3,091	1,233	4,324
Operating expenses:
General and administrative	—	428	C, D	428	171	599
Sales, marketing and customer service	—	987	C	987	394	1,381
Engineering, design and product management	—	1,027	C	1,027	410	1,437
Impairment charge	—	—		—	—	—

Total operating expenses	—	2,442		2,442	975	3,417

Operating income (loss)	(419)	1,068		649	258	907
Other income (expense):
Interest expense	(333)	—		(333)	(133)	(466)
Interest income	18	—		18	7	25
Other income, net	970	(970)	B	—	—	—

Total other expense	655	(970)		(315)	(126)	(441)

Income (loss) before income taxes	236	98		334	132	466
(Benefit from) provision for income taxes	(84)	31	D	(53)	(21)	(74)

Net income	320	67		387	153	$540

The adjustments to convert from Italian GAAP to U.S. GAAP include the following:

(A) Reduction of net sales and cost of goods sold of Euro 3,918,616 related to costs incurred for the construction of tangible fixed assets internally developed which, under U.S. GAAP, are capitalized and classified on the balance sheet as tangible fixed assets in the period in which they are incurred, rather a “gross up” of revenue and costs on the income statement as under Italian GAAP.

(B) Recognition of net sales of Euro 4,333,624 with cost of goods sold of Euro 3,363,777 with the reduction of the net amount of Euro 969,846 from other income, net. Under Italian GAAP there is no specific guidance on how to account for real estate projects. During the year ended December 31, 2011, SGT sold to LDK its interest in Mi.Ca Solare, S.r.l., a special purpose vehicle created for the development of solar energy facilities, for net sales of Euro 4,333,624 with a cost of goods sold of Euro 3,363,777. As such, the net gain on the disposal of an asset was recorded in other income, net in the amount of Euro 969,846. However under U.S. GAAP, for those projects where SGT is considered to be the owner, the project is accounted for under the guidance of real estate accounting. In the event of a sale, the method of revenue recognition is determined by considering the extent of the buyer’s initial and continuing investment and the nature and the extent of the SGT’s continuing involvement. Generally, revenue is recognized at the time of title transfer if the buyer’s investment is sufficient to demonstrate a commitment to pay for the property and SGT does not have a substantial continuing involvement with the property. When continuing involvement is substantial and not temporary, SGT applies the financing method, whereby the asset remains on the balance sheet and the proceeds received are recorded as a financing obligation. When a sale is not recognized due to continuing involvement and the financing method is applied SGT records revenue and expenses related to the underlying operations of the asset in SGT’s consolidated financial statements.

(C) Under Italian GAAP, the amounts related to “general, administrative selling and engineering expense” are shown as part of the caption “cost of operations.” Under U.S. GAAP, Euro 2,540,017 has been reclassified from the cost of goods sold and recorded in general and administrative, sales, marketing and customer service, and engineering, design and product management, respectively.

(D) Various adjustments with an impact to net income are as follows:

a) Accounting for certain intangible assets – Under Italian GAAP, SGT capitalized and deferred various costs, such as start-up, R&D advertising and web-site design, which are to be expensed as incurred under U.S. GAAP. The reconciliation below includes the reduction of the equity for the amount of the “intangible fixed assets” (net of accumulated amortization at the beginning of each year) and the increase of income (decrease of loss) relating the reversal of the amortization of the “intangible fixed assets” booked to the statement of income under Italian Accounting Principles.

b) Derivatives – The only derivative financial instruments utilized by SGT are foreign exchange rate contracts which are used to hedge foreign exchange fluctuation risk on U.S. currency. For Italian GAAP purposes, the changes in the fair value of the hedges are only partially recognized. For U.S. GAAP purposes, it is necessary to designate derivative financial instruments at the time of their inception in order to qualify for hedge accounting. The derivative contract outstanding as of December 31, 2010 does not qualify for hedge accounting, and therefore its change in fair value should be recognized in the statement of income. The reconciliation below includes the increase of the equity relating to the recognition of an asset corresponding to the fair value of the derivative contract outstanding at year-end and the increase of income relating to the recognition of the change in fair value of the derivative contract outstanding at year-end.

c) Non-current assets held for sale – At December 31, 2011, there were certain fixed assets, which under U.S. GAAP would have been classified as assets held for sale in the amount of Euro 4,106,995. Under Italian GAAP these assets are classified as “property, plant and equipment.” Under U.S. GAAP, non-current asset held for sale are presented in the balance sheet as a separate line item, are carried at the lower of carrying value or fair value and are no longer depreciated from the time they qualify for this classification. The reconciliation below includes the increase of the equity and income relating to the elimination of the depreciation charges accounted for after the criteria for inclusion into non-current assets held for sale were satisfied.

d) Deferred income taxes effects of item on a),b), and c) – In the reconciliation below, the effects of the recognition of deferred income taxes related to the U.S. GAAP adjustments above that give rise to temporary differences between the reporting basis for Italian GAAP and the reporting basis for U.S. GAAP are also reflected. The Italian statutory taxation is based on a national tax (27.5% in 2011) and on a Regional Tax on Productive Activities (3.9%). The taxable basis for the computation of Regional Tax on Productive Activities is considerably different than taxable income for Corporate income tax purposes, as it adds back the costs of labor, financing costs, bad debts and other miscellaneous items.

The following table reconciles Italian GAAP to U.S. GAAP related to the adjustments (in Euros):

	Net income as per Italian GAAP	320,166
a)	Accounting for certain intangible assets	37,742
b)	Derivatives	(9,099)
c)	Elimination of depreciation related to non-current assets held for sale	69,610
d)	Deferred Income tax effect on items a),b), and c)	(31,206)

	Net income in accordance with U.S. GAAP	387,213